UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2004

FIND/SVP, INC.

(Exact name of registrant as specified in its charter)

New York	0-15152	13-2670985

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

625 Avenue of the Americas, New York, NewYork 10011

(Address of principal executive offices) (Zip Code)

Registrant'stelephone number, including area code (212) 645-4500

Not applicable

(Former name or former address, if changed sincelast report.)

Exhibit	Description

99.1	Press Release of Find/SVP, Inc., dated August 12, 2004

Item 12. Results of Operations and Financial Condition.

      On August 12, 2004, we issued a press release announcing our 2004 second quarter earnings. A copy of our press release announcing the above is furnished herewith as Exhibit 99.1, and is incorporated herein by reference. The earnings press release contains financial measures that are not in accordance with generally accepted accounting principles in the United States ("GAAP"). The Registrant has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, which is defined as the Registrant's net income (loss) excluding interest, taxes, depreciation and amortization, compensation expense from option grants, other income, and other non-recurring charges, and EBITDA, which represents the Registrant's net income (loss) before interest, income taxes, and depreciation and amortization, is presented in the earnings release because management believes that Adjusted EBITDA and EBITDA are useful measures to investors, allowing them to focus on the Registrant's recurring results of operations. Integration and other non-recurring charges are significantly influenced by the Registrant's acquisition program, may vary significantly from period to period, and may not be indicative of the Registrant's ongoing operating expenses, excluding acquisition related expenses. Additionally, management believes that Adjusted EBITDA and EBITDA are common alternatives in measuring operating performance used by investors and financial analysts to measure value, cash flow and performance. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2004

FIND/SVP, INC.

	By:	/s/ Peter M. Stone

Name: Peter M. Stone
Title: Chief Financial Officer